Exhibit 21.1

CSI Compressco LP

List of Subsidiaries or Other Related Entities

March 31, 2015

Subsidiary	Jurisdiction of Incorporation or Formation
Compressco, Inc.	Delaware
Compressco Testing, L.L.C.	Oklahoma
Compressco Field Services, LLC	Oklahoma
CSI Compressco GP Inc.	Delaware
CSI Compressco Investment LLC	Delaware
CSI Compressco LP	Delaware
CSI Compressco Sub Inc.	Delaware
CSI Compressco Finance Inc.	Delaware
Compressor Systems, Inc.	Delaware
Rotary Compressor Systems, Inc.	Delaware
Pump Systems International, Inc.	Delaware
CSI Compression Holdings, LLC	Delaware
Compressor Systems Australia Pty Ltd	Australia
Compressor Systems de Mexico, S. de R.L. de C.V.	Mexico
CSI Compressco Operating LLC	Delaware
Compressco Australia Pty Ltd.	Australia
CSI Compressco Field Services International LLC	Delaware
Compressco de Argentina SRL	Argentina
CSI Compressco International LLC	Delaware
CSI Compressco Holdings LLC	Delaware
CSI Compressco Leasing LLC	Delaware
Compressco Netherlands Cooperatief U.A.	Netherlands
Compressco Netherlands B.V.	Netherlands
Compressco Canada, Inc.	Alberta
CSI Compressco Mexico Investment I LLC	Delaware
Compressco de Mexico S. de RL de C.V.	Mexico
CSI Compressco Mexico Investment II LLC	Delaware
Providence Natural Gas, LLC	Oklahoma
Production Enhancement Mexico, S. de RL de C.V.	Mexico